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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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NAME OF SUBSIDIARY                             JURISDICTION OF INCORPORATION
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Rich Coast Resources, Inc.                     Michigan
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Rich Coast Oil, Inc.                           Michigan
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Rich Coast Pipeline, Inc.                      Michigan
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Waste Reduction Systems, Inc.                  Michigan
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